                                                                       EXHIBIT 1

                                  AGREEMENT OF
                          JOINT FILING OF SCHEDULE 13D

     The undersigned hereby agree to jointly prepare and file with regulatory authorities the Schedule 13D, dated August 25, 2003, ("Schedule 13D"), and any subsequent amendments thereto reporting each of the undersigned's ownership of securities of SIGA Technologies, Inc. and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.


Dated:  August 25, 2003                    MAFCO HOLDINGS INC.


                                           By:   /s/ Barry F. Schwartz
                                              ------------------------
                                              Name:  Barry F. Schwartz
                                              Title: Executive Vice President
                                                     and General Counsel


Dated:  August 25, 2003                    MACANDREWS & FORBES
                                           HOLDINGS INC.


                                           By:   /s/ Barry F. Schwartz
                                              ------------------------
                                              Name:  Barry F. Schwartz
                                              Title: Executive Vice President
                                                     and General Counsel